EXHIBIT (I)

                               CONSENT OF COUNSEL

                             Gabelli Gold Fund, Inc.

We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 15 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79180, Investment Company Act File No. 811-08518) of Gabelli Gold Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                 /S/WILLKIE FARR & GALLAGHER LLP
                                                  Willkie Farr & Gallagher LLP


April 28, 2005

New York, New York